Exhibit 10.4

                              CONSULTING AGREEMENT


      This Consulting Agreement ("Agreement") is entered into on the date written below by and between NanoSensors, Inc., (the "Company") having a place of business at 1800 Wyatt Drive, Santa Clara, California 95054 and Ted Wong
("Consultant") having a place of residence at 663 Spruce Drive, Sunnyvale, California 94086.

                                    RECITALS

      A. The Company is in the business of the development of explosive, chemical and biological sensors.

      B. Consultant has certain skills, experience and abilities with respect to the Company's business.

      C. The Company desires to retain Consultant as an independent contractor to perform consulting services (the "Services") for the Company and Consultant is willing to perform such services, on the basis set forth more fully below. Additionally, Consultant shall serve as an officer of the Company under the direction of the Company.

                                   AGREEMENT

      NOW THEREFORE, in consideration of the mutual promises contained herein, the Company and Consultant agree as follows:

      1. Services. Consultant agrees to perform the Services on the business of the Company to develop and market sensors to detect explosives, chemicals and biologicals. Consultant agrees to the terms of this Agreement.

      2. Payment for Services. The Company shall pay Consultant a consulting fee of $14,833 per month starting on September 1, 2003 together with reimbursement for Consultant's direct costs such a travel expenses which have been pre-approved by the Company. The consulting fee may be modified by mutual agreement by the Company and Consultant if less than full time of the Consultant is available for consulting.

      3. Relationship of Parties. Consultant shall perform the Service under the general direction of the Company and agrees to devote his or her best efforts to the Service and to the reasonable satisfaction of the Company. Notwithstanding, Consultant shall determine, in Consultant's sole discretion, the manner and means by which the Services are accomplished, subject to the express condition that Consultant shall at all times comply with applicable law. Consultant is an independent contractor and Consultant is not an agent or employee of the Company, and has no authority whatsoever to bind the Company by contract or otherwise.

      4. Time Commitment Consultant shall commit the amount of the Consultant's time to the Services as acceptable to the Company.

      5. Taxes and Benefits. Consultant acknowledges and agrees that it shall be the obligation of Consultant to report as income all compensation received by Consultant pursuant to this Agreement and Consultant agrees to indemnify the Company and hold it harmless to the extent of any obligation imposed on the Company to pay any taxes or insurance, including without limitation, withholding taxes, social security, unemployment, or disability insurance, including interest and penalties thereon, in connection with any payments made to Consultant by the Company pursuant to this Agreement.

      6. Inventions. All inventions, discoveries, concepts and ideas whether patentable or not, including but not limited to hardware, software, processes, methods, techniques as well as improvements thereto conceived (collectively referred to as "Developments"), made, conceived or developed by Consultant and its agents, alone or with others, which result from or relate to the Company's business shall be the properties of the Company.

      7. Confidentiality. Consultant and its agents agree to hold the Company's Confidential Information in strict confidence and not to disclose such Confidential Information to any third parties. Consultant and its agents further agree to deliver promptly all Confidential Information in Consultant's or its agents possession to the Company at any time upon the Company's request. For purposes hereof, "Confidential Information" shall include all confidential and proprietary information disclosed by the Company including but not limited to technical and business information relating to the Company's current and proposed products, research and development, production, manufacturing and engineering processes, costs, profit or margin information, finances, customers, suppliers, marketing and production, personnel and future business plans. "Confidential Information" also includes proprietary or confidential information of any third party who may disclose such information to the Company or Consultant and its agents in the course of the Company's business. The above obligations shall not apply to Confidential Information which is already known to the Consultant or its agents at the time it is disclosed, or which before being divulged either (a) has become publicly known through no wrongful act of the Consultant or its agents; (b) has been rightfully received from a third party without restriction on disclosure and without breach of this Agreement or other Agreements entered into by the Company; (c) has been independently developed by the Consultant or its agents; (d) has been approved for release by written authorization of the Company; (e) has been disclosed pursuant to a requirement of a governmental agency or of law.

      8. Termination. This Agreement shall commence in September of 2003 and shall continue for two (2) years until terminated as follows:

            (a) Either party may terminate the Agreement in the event of a breach by the other party of any of its obligations contained herein if such breach continues uncured for a period of ten (10) days after written notice of such breach to the other party;

            (b) Either party may terminate this Agreement upon written notice to the other party if either party is adjudicated bankrupt, files a voluntary petition of bankruptcy, makes a general assignment for the benefit of creditors, is unable to meet its obligations in the normal course of business as they fall due or if a receiver is appointed on account of insolvency;

            (c) Either party may terminate this Agreement for its convenience upon ninety (90) days written notice to the other if there is no outstanding Project Assignment.

                  Upon the termination of this Agreement for any reason, each party shall be released from all obligations and liabilities to the other occurring or arising after the date of such termination, except that any termination shall not relieve Consultant or the Company of their obligations under Paragraph 5 ("Taxes and Benefits"), Paragraph 6 ("Inventions"), Paragraph 7 ("Confidentiality") and Paragraph 9 ("General"), nor shall any such termination relieve Consultant or the Company from any liability arising from any breach of this Agreement.

      9. General.

            (a) Pre-Existing Obligations. Consultant represents and warrants that Consultant is not under any pre-existing obligation or obligations inconsistent with the provisions of this Agreement.

            (b) Assignment. The rights and liabilities of the parties hereto shall bind and inure to the benefit of their respective successors, executors and administrators, as the case may be, provided that, as the Company has contracted for Consultant's services, Consultant may not assign or delegate its obligations under this Agreement either in whole or in part without the prior written consent of the Company.

            (c) Equitable Relief. Because the Services are personal and unique and because Consultant shall have access to and become acquainted with the Confidential Information of the Company, Consultant agrees that the Company shall have the right to enforce this Agreement and any of its provisions by injunction, specific performance or any other equitable relief without prejudice to any other rights and remedies that the Company may have for the breach of this Agreement.

            (d) Attorney's Fees. If any action at law or in equity is necessary to enforce the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and expenses in addition to any other relief to which such prevailing party may be entitled.

            (e) Governing Law; Severability. This Agreement shall be governed by and construed in accordance with the laws of the State of California. If any provision of this Agreement is for any reason found by a court of competent jurisdiction to be unenforceable, the remainder of this Agreement shall continue in full force and effect.

            (f) Counterpart. This Agreement may be executed in counterparts, each of which shall constitute an original and all of which shall be one and the same instrument.

            (g) Complete Understanding Modification. This Agreement constitutes the full and complete understanding and Agreement of the parties hereto and supersedes all prior understandings and agreements. Any waiver, modification or amendment of any provision of this Agreement shall be effective only in writing and signed by the parties thereto.

            (h) Waiver. The failure of either party to insist upon strict compliance with any of the terms, covenants or conditions of this Agreement by the other party shall not be deemed a waiver of that term, covenant or condition, nor shall any waiver or relinquishment of any right or power at any one time be deemed a waiver or relinquishment of that right or power for all or any other time.

            (i) Notices. Any notices required or permitted hereunder shall be given to the appropriate party at the address specified below or at such other address as the party shall specify in writing and shall be by personal delivery, facsimile transmission or certified or registered mail. Such notice shall be deemed given upon personal delivery to the appropriate address or upon receipt of electronic transmission or, if sent by certified or registered mail, three days after the date of the mailing.

      IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date written below.

COMPANY:                                        CONSULTANT:

NANOSENSORS, INC.                               TED WONG



 /s/ Ted Wong                                    /s/ Ted Wong
----------------------------------------        --------------------------------
Ted Wong, CEO & President                       Ted Wong

Date: 9/1/03                                    Date: 9/1/03
                                                     --------


Address:                                        Address:
1800 Wyatt Drive                                663 Spruce Drive
Santa Clara, Calif. 95054                       Sunnyvale, Calif. 94086